UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 17, 2020, Horizon Therapeutics plc (“Horizon” or the “Company”) announced that it expects a short-term disruption in TEPEZZA (teprotumumab-trbw) supply as a result of recent government-mandated COVID-19 vaccine production orders related to Operation Warp Speed that have dramatically restricted capacity available for the production of TEPEZZA at its drug product contract manufacturer, Catalent. Operation Warp Speed, per its authority provided through the Defense Production Act of 1950, recently ordered the prioritization of certain COVID-19 vaccine manufacturing at Catalent, resulting in the cancellation of previously guaranteed and contracted TEPEZZA drug product manufacturing slots in December, which were required to maintain TEPEZZA supply. To offset the reduced slots allowed by Operation Warp Speed and Catalent, the Company accelerated plans to increase the production scale of TEPEZZA drug product. The Company currently anticipates that this drug supply shortage will begin at the end of December and could last through the first quarter of 2021. The length of the TEPEZZA supply disruption will depend on whether future manufacturing slots are successfully completed as well as decisions by the U.S. Food and Drug Administration (FDA) regarding the increased scale manufacturing process of TEPEZZA. The Company expects to submit data in January from the first increased scale manufacturing lot to the FDA for its review and approval.

The Company does not anticipate the short-term supply disruption will impact its full-year 2020 financial guidance, including its previously announced full-year 2020 TEPEZZA guidance. The Company expects to have more than $2 billion of cash and cash equivalents at December 31, 2020. The Company also plans to delay the start of its planned TEPEZZA clinical trial in chronic TED and the TEPEZZA exploratory trial in diffuse cutaneous systemic sclerosis until the second quarter of 2021, assuming commercial drug product supplies have normalized by that time. Assuming the chronic TED trial is initiated in the second quarter of 2021, the Company would continue to anticipate data in the first quarter of 2022.

Forward Looking Statements

This report contains forward-looking statements, including, but not limited to, statements related to the anticipated impact of recent government orders on TEPEZZA supply, Horizon’s financial and operating results, and planned clinical trials; expectations regarding the length of TEPEZZA supply disruptions; expected cash position at December 31, 2020; expected financial performance and operating results in future periods; development and commercialization plans; expected timing of clinical trials and results and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that further TEPEZZA manufacturing run cancellations, whether as a result of additional government orders or other issues at Horizon’s third party manufacturers, or failed manufacturing runs could exacerbate and prolong TEPEZZA supply disruptions; Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to successfully commercialize and grow net sales from existing medicines, including TEPEZZA; uncertainty regarding the impact of the TEPEZZA supply disruption on TEPEZZA’s long-term commercial potential; whether the FDA grants accommodations to alleviate TEPEZZA supply constraints and increase production; impacts of the COVID-19 pandemic and actions taken to slow its spread; risks relating to Horizon’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2020	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer